UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2011

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois		60018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2011, Taylor Capital Group, Inc. (the “Registrant”) entered into subscription agreements with respect to the sale of $25 million of a new series of preferred stock in a private placement to accredited investors that include Harrison I. Steans (a member of the Registrant’s board of directors), Jennifer Steans (a member of the Registrant’s board of directors), Bruce Taylor (chairman of the Registrant’s board of directors) and Tom Brown on behalf of Second Curve Capital. The Company intends to use the proceeds to provide additional capital to the Company and Cole Taylor Bank and for general corporate purposes.

Pursuant to the subscription agreements, the Company has agreed to sell, and the investors have agreed to purchase, a total of 1,000,000 shares of the Company’s 8% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F, with a liquidation preference of $25.00 per share, at a price per share equal to such liquidation preference. Upon stockholder approval, the preferred stock will automatically convert into shares of the Company’s common stock at a conversion price of $10.00 per share. The Company plans to submit the issuance of common stock upon conversion of the preferred stock to the Company’s stockholders for their approval at the Company’s 2011 annual meeting to be held in the second quarter of 2011. Beginning July 15, 2011, if the preferred stock has not converted into common stock prior to such date, non-cumulative dividends on the preferred stock will be payable, if declared, quarterly in arrears at an annual rate of 8.0% of the liquidation preference.

Subject to customary conditions, the transaction is expected to close near the end of the first quarter of 2011.

The description contained herein of the terms of the subscription agreements for, and the terms of, the preferred stock do not purport to be complete and are qualified in their entirety by reference to the subscription agreements, including the attachments thereto, in the form attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

A copy of the Registrant’s press release, dated January 28, 2011, announcing its entry into the subscription agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

The Registrant is offering and selling the securities in the transactions described in Item 1.01 above in reliance on the exemptions from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D thereunder, based in part on representations made by the investors in the respective transaction documents, including representations with respect to each investor’s status as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of common stock of the Registrant are issued upon conversion of any of the shares of preferred stock described in Item 1.01 above, such shares of common stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of shares of common stock. To the extent any shares of common stock are issued upon the exercise of the warrants described in Item 1.01 above, such shares will be issued in transactions anticipated to be exempt from registration under Section 4(2) of the Act and Rule 506 of Regulation D thereunder or, in the case of “cashless exercise” of the warrants, Section 3(a)(9) of the Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Subscription Agreement, dated January 28, 2011, entered into between the Registrant and each investor (with other documents attached as exhibits thereto, including the form of Certificate of Designations of 8% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F of the Registrant).

99.1 Press release, dated January 28, 2011, announcing the Registrant’s entry into a definitive agreement with respect to the sale of preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro

Steven H. Shapiro

General Counsel and Corporate Secretary

Dated: January 28, 2011